Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PHC, Inc. (the “Company”) of our report dated September 27, 2007 with respect to our audits of the consolidated financial statements of PHC, Inc. as of June 30, 2007 and 2006 and for the years then ended, which is included in its Annual Report on Form 10-K/A for the year ended June 30, 2007 filed with the Securities and Exchange Commission.

/s/ Eisner LLP

New York, New York

February 29, 2008